UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 21, 2006, Euronet Worldwide, Inc. (“Euronet”) and an affiliate of Euronet entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with the Fred Kunik Family Trust, a California trust and the Irving Barr Living Trust, a California trust (the “Sellers”) to acquire 100% of the outstanding common stock of RIA Envia, Inc. (“Ria”). Under the Stock Purchase Agreement, an affiliate of Euronet will acquire the stock of Ria for $380 million in cash, $110 million in Euronet’s common stock, $0.02 par value (“Common Stock”), and certain contingent value rights and stock appreciation rights. The number of shares of Common Stock to be issued at the closing of the acquisition (“Closing”) will be based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending three trading days prior to the date of Closing. The Stock Purchase Agreement provides that the transaction will be treated as an asset sale under Section 338(h)(10) of the Internal Revenue Code.

The Closing is subject to completion of the closing conditions under the Stock Purchase Agreement, including obtaining applicable government approvals and other customary closing conditions, no later than May 21, 2007. This outside closing date may be extended by any party until November 21, 2007 if the only condition to Closing left is expiration of the applicable Hart-Scott-Rodino Act waiting periods. The Stock Purchase Agreement may be terminated upon the mutual consent of the parties, upon material breach of a party or by any party not responsible for delay of Closing if the Closing has not occurred by May 21, 2007 (or November 21, 2007 as discussed above).

The Stock Purchase Agreement provides for payment into escrow of a portion of the purchase price to cover certain indemnification and other liabilities of the Sellers, as well as a holdback and purchase price reduction formula that will apply should all regulatory approvals not be obtained prior to Closing. Although Euronet expects to be able to obtain all required approvals, the Stock Purchase Agreement provides that if governmental approvals have been obtained for less than 100% but more than 85% of Ria’s total money transmission transactions (by number of transactions and dollar value) during the last full month prior to the month in which Closing occurs, if governmental approvals have been received by all but eight states jurisdictions (other than California, New York, Florida, Illinois, Virginia and Texas) in which such approvals are required and if no more than two foreign approvals (other than Spain and Italy) have not been maintained, the condition that all governmental approvals be obtained prior to Closing will be deemed to be satisfied subject to the holdback and purchase price reduction formula. The holdback terms prevent delay in Closing by providing a mechanism under which Closing would occur even though approvals for certain markets are still pending, with operations in such markets potentially being temporarily suspended or conducted under Euronet’s own licenses.

The Stock Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 as if fully set forth herein.

Forward Looking Statements

Any statements contained herein that concern Euronet or its management’s intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet’s actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: the consummation of the acquisition of Ria, Euronet’s integration of Ria after the Closing, technological developments affecting the market for Euronet’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting Euronet’s business. These risks and other risks are described in Euronet’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting Euronet or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Item 3.02	Unregistered Sales of Equity Securities

Securities, Consideration, Parties and Sale Date

Pursuant to the Stock Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, as part of the consideration for the acquisition of all of the outstanding stock of Ria, Euronet agreed:

o             to issue to Sellers that number of shares of Common Stock equal to $110 million (valued based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending three trading days prior to the date of Closing);

o             to grant to Sellers that number of stock appreciation rights with 18-month maturities as equal the number of shares of Common Stock issued at Closing having a value of $100 million (such value determined as described below) and, upon exercise of such rights, to issue Common Stock in payment for such rights as described below; and

o             to grant to Sellers that number of contingent value rights with 18-month maturities as equal the number of shares of Common Stock issued at Closing having a value of $100 million (such value determined as described below) and, upon settlement of such rights, to pay cash or issue Common Stock in payment for such rights as described below.

The delivery of the Common Stock (less certain hold backs), the stock appreciation rights and the contingent value rights will take place upon the Closing.

The issuance of shares of Common Stock, stock appreciation rights and contingent value rights will not be registered under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving a public offering. The securities will be issued to the two Sellers in a private transaction in which the Sellers have agreed to customary restrictions on resale. Under the Stock Purchase Agreement, Euronet has obligations to register for resale the shares of Common Stock issued under the Stock Purchase Agreement and the shares of Common Stock which may be issued upon exercise or settlement of the contingent value rights and stock appreciation rights.

The right of the holder to transfer the stock appreciation rights and contingent value rights is subject to additional restrictions as provided in the Stock Appreciation Rights Agreement and Contingent Value Rights Agreement attached as exhibits to the Stock Purchase Agreement attached as Exhibit 2.1.

Conversion Features of Stock Appreciation Rights

The stock appreciation rights will be exercisable at any time and from time to time during the 18 months after Closing, subject to earlier termination in the event of a transaction involving a sale of Euronet. Each stock appreciation right entitles the holder to additional shares of Common Stock with a value equal to the increase in the value of one share of Euronet Common Stock from the Closing until the date of exercise of the stock appreciation right. The value of the Common Stock on the date of exercise (and the value of the Common Stock issued upon exercise of the stock appreciation right) is based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending three trading days prior to the exercise date. The Stock Purchase Agreement and the Stock Appreciation Agreement provide that in no event may the number of shares of Common Stock issued under the Stock Purchase Agreement, upon exercise of the stock appreciation rights and upon settlement of the contingent value rights, exceed 19.9% of the outstanding Common Stock of Euronet as of November 21, 2006.

Conversion Features of the Contingent Value Rights

The contingent value rights mature 18 months after Closing, or earlier in the event of a transaction involving a sale of Euronet. At maturity, for each contingent value right, (a) if the value of the Common Stock has not changed or has declined from the Closing to the maturity date, Euronet will be required to pay to the Sellers an amount equal to 20% of the value of the Common Stock as of Closing, (b) if the value of the Common Stock at the maturity date exceeds the value at Closing but is less than 120% of the value at Closing, Euronet will be required to pay to the Sellers an amount equal to 120% of the value at Closing minus the value at the maturity date, and (c) if the value of the Common Stock at the maturity date exceeds 120% of the value at Closing, no payment will be made. Any amounts payable under (a) or (b) will be reduced by any proceeds received by the holders from the exercise of the stock appreciation right relating to the same underlying share of Common Stock for which the contingent value right was granted. Such payments may be made by Euronet, in its sole discretion, in cash or in Common Stock and will not exceed $20 million. The value of the Common Stock on the date of exercise (and the value of the Common Stock, if any, issued upon settlement of the contingent value rights) is based upon the average high and low prices of the Common Stock each trading day for the 30 trading days ending three trading days prior to the exercise date. The Contingent Value Rights Agreement contains restrictions on certain transactions by the holders of contingent value rights in Common Stock and in certain securities and instruments relating to the Common Stock.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

2.1	Stock Purchase Agreement dated as of November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Rick L. Weller
Rick L. Weller, Chief Financial Officer

Date: November 28, 2006

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